UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2014
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On April 3, 2014, Sterling B. Brinkley informed the company’s Board of Directors that he intends to retire from his positions as Executive Chairman and member of the Board of Directors, effective June 30, 2014. A copy of the company’s press release announcing Mr. Brinkley's retirement is attached as Exhibit 99.1.

(e)
The company has agreed to pay Mr. Brinkley, who has served as EZCORP's Executive Chairman for the past 25 years, the following retirement benefits (which were approved by the Compensation Committee of the company's Board of Directors):

•	A cash payment of $3 million (which equates to two years' salary plus one year's incentive bonus at target amount);

•	Accelerated vesting of 270,000 shares of restricted stock (135,000 of which would have otherwise vested on October 2, 2014 and 135,000 of which would have otherwise vested on October 2, 2016);

•	Continued vesting of 200,000 shares of restricted stock (100,000 of which will vest on October 1, 2014 and 100,000 of which will vest on October 1, 2016);

•	Continued office and administrative support until December 31, 2014; and

•	Continuation of current healthcare benefits for a period of three years.

As a result of the compensatory benefits described above, the company expects to incur aggregate charges in the second quarter of fiscal 2014 (ended March 31, 2014) of approximately $8 million.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated April 7, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: April 7, 2014	By:	/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated April 7, 2014.

4